EXHIBIT 3.01(b)


                            CERTIFICATE OF AMENDMENT

                                       of

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       of

                         MARINE MANAGEMENT SYSTEMS, INC.

                         Adopted in accordance with the
                        provisions of Section 242 of the

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Marine Management Systems, Inc.

     2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

     (a) In Article Fourth B(2)(a), delete $1.99714 in the fourth line on page 3 and insert instead $2.70.

     (b) In Article Fourth B(2)(c), delete $2.00 in the fourth line on page 3 and insert instead $2.70.

     3. This amendment of the amended and restated certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and the undersigned hereby certifies that this amendment has been duly adopted by the unanimous written consent of the Board of Directors and by written consent of the majority of Stockholders of the Corporation and notice has been given as provided for in Section 228 of the General Corporation Law of the State of Delaware as amended.

     Signed under the penalties of perjury this 11th day of December, 1996.

                                    /s/ Robert D. Ohmes
                                    ------------------------
                                    Robert D. Ohmes
                                    Executive Vice President